EXHIBIT 99.1

To Form 8-K dated April 28, 2015

NEWS RELEASE

SEACOAST BANKING CORPORATION OF FLORIDA

Dennis S. Hudson, III

Chairman and Chief Executive Officer

Seacoast Banking Corporation of Florida

(772) 288-6085

William R. Hahl

Executive Vice President

(772) 221-2825

Stephen Fowle

Executive Vice President

Chief Financial Officer

(772) 463-8977

Seacoast Banking Earnings Increase 155% YOY to $5.9 Million, or $0.18 per Share, in 1Q15 Fueled by Strong Growth, Improving Operating Efficiency and Margin Expansion

First Quarter 2015 Earnings Highlights

•	Net income grew 155% to $5.9 million, or $0.18 per diluted share, from $2.3 million, or $0.09 per diluted share, in the first quarter of 2014. In the fourth quarter of 2014, the net loss was $1.5 million, or $0.05 per diluted share.

•	Adjusted net income,(1) (excluding merger costs and other adjustments) increased 48% to $6.2 million or $ 0.19 per diluted share, for the first quarter 2015, compared to $4.2 million, or $0.13 per diluted share in 4Q14.

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•	Revenues increased as Seacoast continued to grow its businesses. Revenues increased $11.2 million or 52% above first quarter 2014 levels and $1.1 million or 15%, annualized, linked quarter.

•	Net interest margin improved to 3.62% compared with 3.56% in preceding quarter, and 3.07% in the first quarter a year ago due to loan growth, including the acquisition of The BANKshares, Inc., and investment of excess cash.

•	Operating efficiencies improved significantly with fully implemented previously announced expense reductions. The efficiency ratio improved to 68.3% for the quarter, compared to 84.3% in the first quarter a year ago.

(1) Non-GAAP measure

First Quarter 2015 Growth Highlights

•	Total loans increased $32.6 million or 7% (annualized) from the fourth quarter 2014, and increased 41.3% from a year ago. Excluding the acquisition of The BANKshares, loans increased $218.7 million or 15.9% from prior year levels.

•	Deposits increased $193.3 million or 8.0% (not annualized) from the prior quarter and 43.4% from a year earlier. Excluding the acquisition of The BANKshares, deposits increased $273.7 million or 15.0% from prior year levels.

•	Noninterest bearing deposits grew to 30.4% of total deposits, from 28.2% one year ago.

•	During the first quarter, Seacoast announced the agreement to acquire Grand Bankshares, Inc. which will add approximately $208 million in assets, $184 million in deposits, and $127 million in gross loans to Seacoast's operations, along with 3 branch locations in Palm Beach County.

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STUART, FL., April 28, 2015 – Seacoast Banking Corporation of Florida (NASDAQ-NMS: SBCF) today reported that first quarter 2015 profits more than doubled from a year ago, fueled by expanding net interest margin, growing operating efficiencies and strong loan and deposit growth. Net income increased 154.8% to $5.9 million, or $0.18 per diluted share, from $2.3 million, or $0.09 per share, in the first quarter of 2014. The company reported a loss of $1.5 million, or $0.05 per diluted share, in the fourth quarter of 2014. Excluding merger related charges and other adjustments as described below, adjusted net income (non-GAAP measure) increased 47.8% to $6.2 million or $0.19 per diluted common share, compared to $4.2 million, or $0.13 per diluted common share in the preceding quarter and $2.5 million, or $0.10 per diluted common share, a year ago.

“Our results this quarter reflect our focus on controlling risk, improving profitability and making the necessary investments to drive our future growth. Effectively managing each of these areas is key to helping our organization take advantage of the opportunities we see ahead. Consistent growth in our core business continues to improve, driven by ongoing sales effectiveness and expanded marketing efforts. Given these factors, revenue growth during the quarter exceeded our expectations, in part due to better than expected results from customers acquired via the Central Florida acquisition, as well as better household growth in our legacy markets,” said Dennis S. Hudson, III, Chairman and CEO. “Additionally, we were also pleased to announce another acquisition this quarter, which will strengthen our business in the attractive Palm Beach County market. This acquisition, along with our prior acquisition in the Central Florida market, positions us to further capitalize on the improving Florida economy.”

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FINANCIAL HIGHLIGHTS: (Dollars in thousands, except per share data)	First Quarter 2015	Fourth Quarter 2014	Third Quarter 2014	Second Quarter 2014	First Quarter 2014

Total Assets	$3,231,956	$3,093,335	$2,361,813	$2,294,156	$2,315,992

Loans	$1,854,487	$1,821,885	$1,391,082	$1,335,192	$1,312,456

Deposits	$2,609,825	$2,416,534	$1,808,550	$1,805,537	$1,819,795

Net Income (Loss) Available to Common Shareholders	$5,859	$(1,517)	$2,996	$1,918	$2,299
Diluted Earnings Per Share	$0.18	$(0.05)	$0.12	$0.07	$0.09
Return on Average Assets	0.75%	(0.20)%	0.52%	0.33%	0.41%

Net Interest Margin	3.62%	3.56%	3.17%	3.10%	3.07%
Efficiency Ratio	68.3	104.5	82.8	89.4	84.3

Pretax, Pre-provision Income (1)	$9,832	$(2,029)	$3,832	$1,938	$3,013
Average Diluted Shares Outstanding	33,135	33,124	26,026	25,998	25,657
Adjusted Diluted Earnings Per Share (1)	$0.19	$0.13	$0.13	$0.12	$0.10
Adjusted Return on Average Assets (1)	0.79%	0.55%	0.57%	0.52%	0.45%

Adjusted Efficiency Ratio (1)	67.4	74.8	80.2	82.1	83.3
Adjusted Pretax, Pre-provision Income (1)	$10,342	$7,464	$4,341	$3,821	$3,395
Annualized Adjusted Core Operating Expenses as a Percent of Average Assets (1)	2.92	3.19	3.24	3.27	3.26

(1)	Non-GAAP measure

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Balance Sheet Highlights

“The investments we made last year in digital access and automated and digital marketing technology are paying off, as our sales team continues to build momentum. These new tools for data mining, automated outreach and targeted product offerings are generating strong results and helping to fuel growth in low-cost customer funding and loans,” said Hudson. “These investments, along with improvements in face to face sales effectiveness, are reflected in a 5% annualized growth in net households over the last three months.”

Seacoast Continues to Expand its Low-Cost Funding Base through Organic Growth and Acquisitions

Total deposits increased a strong $193.3 million, or 8.0% (not annualized), from fourth quarter levels. Core customer funding increased $221.6 million, or 9.9% (not annualized), during the same period. The growth is the result of increased focus on growing small business relationships in the more populated metropolitan areas of Palm Beach County and Central Florida. In addition, the Company continues to expand its focus on growing relationships with governmental entities, resulting in an increase of $95.8 million in new public funding relationships.

Total deposits were $2.61 billion at March 31, 2015, an increase of $790.0 million above the first quarter of 2014. Excluding deposits acquired in the BANKshares transaction, total deposits increased $273.7 million or 15.0% from one year ago. Core customer funding totaled $2.47 billion at March 31, 2015, a $753.4 million increase from the first quarter of 2014. Excluding the acquisition, core customer funding increased by $306.0 million or 15.1%. Demand deposits increased $68.1 million, or 9.4% from the prior quarter and $279.4 million or 54.4% from the first quarter of 2014 and represent 30.4% of total deposits, up from 28.2% one year ago.

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(Dollars in thousands)	First Quarter 2015	Fourth Quarter 2014	First Quarter 2014	1Q15 vs 4Q14 Change	1Q15 vs 1Q14 Change
Customer Relationship Funding
Demand deposits (noninterest bearing)	$793,336	$725,238	$513,925	9.4%	54.4%
NOW	634,854	652,353	504,698	(2.7)	25.8
Money market accounts	596,600	450,172	337,408	32.5	76.8
Savings deposits	272,963	264,738	202,170	3.1	35.0
Time certificates of deposit	312,072	324,033	261,594	(3.7)	19.3
Total deposits	2,609,825	2,416,534	1,819,795	8.0	43.4
Sweep repurchase agreements	170,023	153,640	156,136	10.7	8.9
Total core customer funding (1)	2,467,776	2,246,141	1,714,337	9.9	43.9
Demand deposit mix (noninterest bearing)	30.4%	30.0%	28.2%

(1)	Total deposits and sweep repurchase agreements, excluding certificates of deposits.

Strong Loan Growth Reflects Seacoast Sales Momentum and a Vibrant Florida Economy

Total loans were $1.85 billion at March 31, 2015, up $542.0 million from a year ago. Excluding loans acquired in the BANKshares transaction, loans increased $218.7 million or 15.9% from the prior year.

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Commercial loan originations for the quarter totaled $61.4 million despite a seasonally slower quarter for commercial loan closing. Commercial loan closings increased $24.0 million or 64.1% over the first quarter 2014. The commercial pipeline (in underwriting and approval or approved and not yet closed) totaled $82.1 million at March 31, 2015, the highest in the trailing four quarters, indicating continued strength.

(Dollars in thousands)	First Quarter 2015	Fourth Quarter 2014	Third Quarter 2014	Second Quarter 2014	First Quarter 2014

Commercial pipeline	$82,143	$60,136	$45,534	$58,168	$29,936
Commercial loans closed	61,357	94,719	72,630	53,250	37,386
Total loan originations and pipeline	$143,500	$154,855	$118,164	$111,418	$67,322

Closed residential production totaled $55.8 million compared to $57.9 million in the fourth quarter and $40.0 million in the first quarter of 2014. The residential pipeline totaled $48.5 million at March 31, 2015 compared to $21.4 million at December 31, 2014 and $26.7 million one year ago. Consumer loan and small business originations (inclusive of lines of credit) totaled $38.9 million in the first quarter of 2015 compared to $10.5 million one year ago.

Income Statement Highlights

Net interest Income at Record Level, Margin Increases Meaningfully

Net interest income for the quarter totaled $25.7 million, a $1.0 million or 4% (not annualized) increase from the prior quarter. Net interest margin for the quarter increased to 3.62% versus 3.56% in the fourth quarter of 2014. Improvement in net interest income and margin was the result of increased loan growth (a $54.5 million average balance increase), the reinvestment of excess cash balances, and additional accretion on purchased loans.

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Noninterest Income Increase Reflects Customer Growth and Strong Mortgage Banking Results

Noninterest income (excluding security gains) increased $167,000 from fourth quarter 2014. Mortgage banking fees and interchange income, up $372,000 and $134,000, respectively, over the prior quarter offset seasonally (fewer number of days) and lower service charges on deposits and marine finance fees.

(Dollars in thousands)	First Quarter 2015	Fourth Quarter 2014	Third Quarter 2014	Second Quarter 2014	First Quarter 2014

Service charges on deposit accounts	$2,002	$2,208	$1,753	$1,484	$1,507
Trust fees	801	795	817	703	671
Mortgage banking fees	1,088	716	825	855	661
Brokerage commissions and fees	441	417	408	410	379
Marine finance fees	197	445	281	340	254
Interchange income	1,737	1,603	1,452	1,514	1,403
Bank owned life insurance	330	252	0	0	0
Other deposit based EFT fees	114	92	70	83	98
Other	598	613	543	507	585
Total	7,308	7,141	6,149	5,896	5,558

Securities gains, net	0	108	344	0	17
	$7,308	$7,249	$6,493	$5,896	$5,575

Noninterest Expense Decreases Significantly Linked Quarter as Cost Efficiencies Register

Non-interest expense dropped significantly from fourth quarter 2014 levels, when sizable merger and restructuring charges were recorded. Core operating expense (non-GAAP) totaled $22.7 million for the first quarter of 2015 compared to $24.4 million in the fourth quarter of 2014. The improvement in core operating expense and our adjusted efficiency ratio (non-GAAP measure) (67.4% in 1Q15 versus 74.8% in 4Q14) is reflective of a full quarter benefit from expense reduction initiatives. The strategic cost initiatives we completed in the fourth quarter of 2014 became fully realized this quarter and are reflected in our lower employee costs (salaries and wages) and other fixed cost (primarily occupancy expense) infrastructure. We achieved these savings with our revenue producing staff intact to continue the sales momentum we have established over the prior quarters.

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Merger related charges for the Grand Bankshares acquisition totaled $212,000 in the first quarter and are estimated to total approximately $3.6 million in aggregate.

(Dollars in thousands)	First Quarter 2015	Fourth Quarter 2014	Third Quarter 2014	Second Quarter 2014	First Quarter 2014
Noninterest Expense:

Salaries and wages	$8,777	$9,998	$7,868	$7,587	$7,412
Employee benefits	2,415	2,461	2,049	2,081	2,182
Outsourced data processing costs	2,184	1,925	1,769	1,811	1,695
Telephone / data lines	496	419	313	306	293
Occupancy expense	2,023	2,325	1,879	1,888	1,838
Furniture and equipment expense	732	683	628	604	571
Marketing expense	975	1,072	717	675	813
Legal and professional fees	1,388	1,741	884	924	935
FDIC assessments	589	476	387	411	386
Amortization of intangibles	315	446	195	196	196
Other	2,781	2,863	2,155	2,317	2,063
Total Core Operating Expense	22,675	24,409	18,844	18,800	18,384
Non-GAAP adjustments
Severance	12	478	328	181	212
Merger related charges	275	2,722	399	1,234	6
Branch closure charges and costs related to expense initiatives	0	4,261	68	114	0
Marketing and brand refresh expense	0	697	0	0	0
Stock compensation expense and other incentive costs related to improved outlook	0	1,213	0	0	0
Miscellaneous losses (gains)	0	119	(45)	144	0
Net loss on OREO and repossessed assets	81	9	156	92	53
Asset dispositions expense	143	103	139	118	128
Total Non-Interest Expenses	$23,186	$34,011	$19,889	$20,683	$18,789

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Income Taxes

The effective tax rate in the first quarter decreased to 37.7 % from 44.4% (higher from nondeductible merger related charges) for the 2014 calendar year. The improvement over the prior year also reflects the full effect of income from the acquisition of tax exempt bank owned life insurance policies and tax exempt investments in the fourth quarter of 2014.

Other Highlights

Credit Quality Maintains Strong Trends

The provision for loan losses was $433,000 for the first quarter of 2015 compared to $118,000 in the fourth quarter of 2014 and a recapture of $735,000 in the first quarter 2014. The allowance for loan losses to loans for non-acquired loans ended at 1.13%, in line with the fourth quarter 2014 of 1.14%. Additional highlights include:

•	Nonperforming loans to total loans outstanding at the end of the first quarter of 1.1%, down from 2.0 % at March 31, 2014;

•	Nonperforming assets to total assets declined to 0.8%, compared to 1.4% a year ago;

Earnings Continue to Expand Already Strong Capital Ratios

Capital ratios remain healthy and well above regulatory requirements for well-capitalized institutions. The common equity tier 1 capital ratio (CET1) under the new Basel III standardized transition approach is estimated at 13.2% at March 31, 2015, well above the 6.5% regulatory threshold for well-capitalized institutions. The total risk based capital ratio is estimated at 15.6% at March 31, 2015 compared to 16.3% at year end 2014. The tier 1 leverage ratio is estimated at 10.0% at March 31, 2015 compared to 10.3% at December 31, 2014. Tangible book value per share increased from year end 2014 by $0.29 per share to $8.74.

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Explanation of Certain Unaudited Non-GAAP Financial Measures

This press release contains financial information determined by methods other than Generally Accepted Accounting Principles (“GAAP”). The financial highlights provide reconciliations between GAAP net income and adjusted net income, GAAP income and adjusted pretax, pre-provision income. Management uses these non-GAAP financial measures in its analysis of the Company’s performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company’s performance. The Company believes the non-GAAP measures enhance investors’ understanding of the Company’s business and performance. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently. The Company provides reconciliations between GAAP and these non-GAAP measures. These disclosures should not be considered an alternative to GAAP. Reconciliations of GAAP to non-GAAP measures - all amounts are in thousands except per share data (unaudited).

To better evaluate its earnings, the Company removes certain items to arrive at Adjusted net income, Adjusted pretax, pre-provision income and Adjusted diluted earnings per share (non-GAAP measures) as detailed in the table below:

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(Dollars in thousands)	First Quarter 2015	Fourth Quarter 2014	Third Quarter 2014	Second Quarter 2014	First Quarter 2014

Net income	$5,859	$(1,517)	$2,996	$1,918	$2,299
Severance	12	478	328	181	212
Merger related charges	275	2,722	399	1,234	6
Branch closure charges and costs related to expense initiatives	0	4,261	68	114	0
Marketing and brand refresh expense	0	697	0	0	0
Stock compensation expense and other incentive costs related to improved outlook	0	1,213	0	0	0
Security (gains)	0	(108)	(344)	0	(17)
Miscellaneous losses (gains)	0	119	(45)	144	0
Recovery of nonaccrual loan interest	0	0	(192)	0	0
Net loss on OREO and repossessed assets	81	9	156	92	53
Asset dispositions expense	143	103	139	118	128
Effective tax rate on adjustments	(193)	(3,798)	(219)	(811)	(148)

Adjusted Net Income (1)	$6,177	$4,179	$3,286	$2,990	$2,533
Provision (recapture) for loan losses	433	118	(1,425)	(1,444)	(735)
Income taxes	3,732	3,167	2,480	2,275	1,597
Adjusted pretax, pre-provision income (1)	$10,342	$7,464	$4,341	$3,821	$3,395
Adjusted earnings per diluted share (1)	$0.19	$0.13	$0.13	$0.12	$0.10
Average shares outstanding	33,135	33,124	26,026	25,998	25,657

(1)	Non-GAAP measure

Conference Call Information

Seacoast will host a conference call on Wednesday, April 29, 2015 at 9:00 a.m. (Eastern Time) to discuss the earnings results. Investors may call in at (800) 774-6070 (passcode: 7789246; host: Dennis S. Hudson).  Slides will be used during the conference call and may be accessed at Seacoast’s website at SeacoastBanking.net by selecting “Presentations” under the heading “Investor Services.”  A replay of the call will be available for one month, the afternoon of April 29, by dialing (888) 843-7419 (domestic), using the passcode 7789246.

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Alternatively, individuals may listen to the live webcast of the presentation by visiting Seacoast’s website at SeacoastBanking.net.  The link is located in the subsection “Presentations” under the heading “Investor Services.”  Beginning the afternoon of April 29, an archived version of the webcast can be accessed from this same subsection of the website.  The archived webcast will be available for one year.

About Seacoast Banking Corporation of Florida (NASDAQ: SBCF)

Seacoast Banking Corporation of Florida is one of the largest community banks headquartered in Florida with approximately $3.1 billion in assets and $2.4 billion in deposits as of December 31, 2014. The Company provides integrated financial services including commercial and retail banking, wealth management, and mortgage services to customers through advanced banking solutions, 42 traditional branches of its locally-branded wholly-owned subsidiary bank, Seacoast Bank, and five commercial banking centers. Offices stretch from Ft. Lauderdale, Boca Raton and West Palm Beach north through the Space Coast of Florida, into Orlando and Central Florida, and west to Okeechobee and surrounding counties. More information about the Company is available at SeacoastBanking.com.

Sources:

https://www08.wellsfargomedia.com/downloads/pdf/com/insights/economics/regional-reports/FL_Economic_Outlook_03202015.pdf

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Cautionary Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, ability to realized deferred tax assets, cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls and for integration of banks that we have acquired, as well as statements with respect to Seacoast’s objectives, expectations and intentions and other statements that are not historical facts. Actual results may differ from those set forth in the forward-looking statements.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “support”, “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “further”, “point to,” “project,” “could,” “intend” or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic and market conditions, including seasonality; governmental monetary and fiscal policies, as well as legislative, tax and regulatory changes; changes in accounting policies, rules and practices; the risks of changes in interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses. The risks of mergers and acquisitions, include, without limitation: unexpected transaction costs, including the costs of integrating operations; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected; the risk of deposit and customer attrition; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers by competitors; as well as the difficulties and risks inherent with entering new markets.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2014, under “Special Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors”, and otherwise in our SEC reports and filings. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC’s Internet website at http://www.sec.gov.

FINANCIAL HIGHLIGHTS	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

(Dollars in thousands, except share data)	Three Months Ended
	March 31,	December 31,	March 31,
	2015	2014	2014
Summary of Earnings
Net income (loss)	$5,859	$(1,517)	$2,299
Net interest income (1)	25,834	24,883	16,277
Net interest margin (1), (2)	3.62	3.56	3.07

Performance Ratios
Return on average assets-GAAP basis (2), (3)	0.75%	(0.20)%	0.41
Return on average shareholders' equity-GAAP basis (2), (3)	7.42	(1.89)	4.02
Return on average tangible shareholders' equity-GAAP basis (2), (3), (4)	8.51	(1.71)	4.26
Efficiency ratio (5)	68.33	104.46	84.30
Noninterest income to total revenue	22.13	22.40	25.52

Per Share Data
Net income (loss) diluted-GAAP basis	$0.18	$(0.05)	$0.09
Net income (loss) basic-GAAP basis	0.18	(0.05)	0.09
Book value per share common	9.71	9.44	8.79
Tangible book value per share	8.74	8.45	8.77
Cash dividends declared	0.00	0.00	0.00

(1)	Calculated on a fully taxable equivalent basis using amortized cost.
(2)	These ratios are stated on an annualized basis and are not necessarily indicative of future periods.
(3)	The calculation of ROA and ROE do not include the mark-to-market unrealized gains (losses) because the unrealized gains (losses)are not included in net income (loss).
(4)	The Company defines tangible common equity as total shareholder's equity less intangible assets.
(5)	Defined as (noninterest expense less foreclosed property expense and amortization of intangibles) divided by net operating revenue (net interest income on a fully taxable equivalent basis plus noninterest income excluding securities gains).

FINANCIAL HIGHLIGHTS
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	March 31,	December 31,	March 31,
(Dollars in thousands, except share data)	2015	2014	2014

Selected Financial Data
Total assets	$3,231,956	$3,093,335	$2,315,992
Securities available for sale (at fair value)	730,232	741,375	658,512
Securities held for investment (at amortized cost)	223,061	207,904	0
Net loans	1,836,766	1,804,814	1,292,984
Deposits	2,609,825	2,416,534	1,819,795
Total shareholders' equity	321,844	312,651	228,382

Average Balances (Year-to-Date)
Total average assets	$3,151,132	$2,485,259	$2,286,998
Less: intangible assets	31,221	8,840	629
Total average tangible assets	$3,119,911	$2,476,419	$2,286,369

Total average equity	$320,346	$256,867	$231,769
Less: intangible assets	31,221	8,840	629
Total average tangible equity	$289,125	$248,027	$231,140

Credit Analysis
Net charge-offs (recoveries) year-to-date - non-acquired loans	$(263)	$(489)	$(139)
Net charge-offs year-to-date - acquired loans	46	-	-
Total net charge-offs (recoveries) year-to-date	(217)	(489)	(139)

Net charge-offs (recoveries) to average loans (annualized) - non-acquired loans	(0.06)%	(0.03)%	(0.04)
Net charge-offs to average loans (annualized) - acquired loans	0.01	-	-
Total net charge-offs (recoveries) to average loans (annualized)	(0.05)%	(0.03)%	(0.04)

Loan loss provision (recapture) year-to-date - non-acquired loans	$292	$(3,550)	$(735)
Loan loss provision year-to-date - acquired loans	141	64	-
Total loan loss provision (recapture) year-to-date	433	(3,486)	(735)

Allowance to loans at end of period - non-acquired loans	1.13%	1.14%	1.48
Discount for credit losses to acquired loans at end of period	3.56	3.56	-

Nonperforming loans - non-acquired loans	$16,860	$18,563	$26,220
Nonperforming loans - acquired loans	4,196	2,577	-
Other real estate owned - non-acquired	4,738	5,567	6,369
Other real estate owned - acquired	1,431	1,895	-
Total nonperforming assets	$27,225	$28,602	$32,589

Restructured loans (accruing)	$23,847	$24,997	$24,537

Purchased noncredit impaired loans	$296,839	$326,066	$-
Purchased credit impaired loans	7,119	7,814	-
Total acquired loans	$303,958	$333,880	$-

Nonperforming loans to loans at end of period - non-acquired loans	0.91%	1.02%	2.00
Nonperforming loans to loans at end of period - acquired loans	0.23	0.14	-
Total nonperforming loans to loans at end of period	1.14%	1.16%	2.00

Nonperforming assets to total assets - non-acquired	0.67%	0.78%	1.41
Nonperforming assets to total assets - aquired	0.17	0.14	-
Total nonperforming assets to total assets	0.84%	0.92%	1.41

CONDENSED CONSOLIDATED STATEMENTS OF INCOME	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Three Months Ended
	March 31,
(Dollars in thousands, except per share data)	2015	2014

Interest on securities:
Taxable	$4,898	$3,434
Nontaxable	150	12
Interest and fees on loans	22,021	13,798
Interest on federal funds sold and other investments	249	268
Total Interest Income	27,318	17,512

Interest on deposits	401	194
Interest on time certificates	347	407
Interest on borrowed money	860	690
Total Interest Expense	1,608	1,291

Net Interest Income	25,710	16,221
Provision (recapture) for loan losses	433	(735)
Net Interest Income After Provision for Loan Losses	25,277	16,956

Noninterest income:
Service charges on deposit accounts	2,002	1,507
Trust fees	801	671
Mortgage banking fees	1,088	661
Brokerage commissions and fees	441	379
Marine finance fees	197	254
Interchange income	1,737	1,403
Other deposit based EFT fees	114	98
BOLI income	330	0
Other	598	585
	7,308	5,558
Securities gains, net	0	17
Total Noninterest Income	7,308	5,575

Noninterest expenses:
Salaries and wages	8,789	7,624
Employee benefits	2,415	2,182
Outsourced data processing costs	2,184	1,695
Telephone / data lines	496	293
Occupancy	2,023	1,838
Furniture and equipment	732	571
Marketing	975	813
Legal and professional fees	1,663	941
FDIC assessments	589	386
Amortization of intangibles	315	196
Asset dispositions expense	143	128
Net loss on other real estate owned and repossessed assets	81	53
Other	2,781	2,063
Total Noninterest Expenses	23,186	18,783

Income Before Income Taxes	9,399	3,748
Income taxes	3,540	1,449

Net Income	$5,859	$2,299

Per share of common stock:

Net income diluted	$0.18	$0.09
Net income basic	0.18	0.09
Cash dividends declared	0.00	0.00

Average diluted shares outstanding	33,135,618	25,656,775
Average basic shares outstanding	32,971,444	25,489,630

CONDENSED CONSOLIDATED BALANCE SHEETS	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	March 31,	December 31,	March 31,
(Dollars in thousands, except share data)	2015	2014	2014

Assets
Cash and due from banks	$65,097	$64,411	$44,984
Interest bearing deposits with other banks	134,832	36,128	173,794
Total Cash and Cash Equivalents	199,929	100,539	218,778

Securities:
Available for sale (at fair value)	730,232	741,375	658,512
Held for investment (at amortized cost)	223,061	207,904	0
Total Securities	953,293	949,279	658,512

Loans available for sale	18,851	12,078	11,038

Loans, net of deferred costs	1,854,487	1,821,885	1,312,456
Less: Allowance for loan losses	(17,721)	(17,071)	(19,472)
Net Loans	1,836,766	1,804,814	1,292,984

Bank premises and equipment, net	48,189	45,086	35,057
Other real estate owned	6,169	7,462	6,369
Other intangible assets	7,139	7,454	522
Goodwill	25,222	25,309	0
Bank owned life insurance	35,983	35,679	0
Other assets	100,415	105,635	92,732
	$3,231,956	$3,093,335	$2,315,992

Liabilities and Shareholders' Equity
Liabilities
Deposits
Demand deposits (noninterest bearing)	$793,336	$725,238	$513,925
NOW	634,854	652,353	504,698
Savings deposits	272,963	264,738	202,170
Money market accounts	596,600	450,172	337,408
Other time certificates	166,905	173,247	148,971
Brokered time certificates	7,985	7,034	9,619
Time certificates of $100,000 or more	137,182	143,752	103,004
Total Deposits	2,609,825	2,416,534	1,819,795

Federal funds purchased and securities sold under agreements to repurchase, maturing within 30 days	170,023	233,640	156,136
Borrowed funds	50,000	50,000	50,000
Subordinated debt	64,627	64,583	53,610
Other liabilities	15,637	15,927	8,069
	2,910,112	2,780,684	2,087,610

Shareholders' Equity
Common stock	3,300	3,300	2,599
Additional paid in capital	379,740	379,249	301,918
Accumulated deficit	(59,140)	(65,000)	(68,396)
Treasury stock	(83)	(71)	(39)
	323,817	317,478	236,082
Accumulated other comprehensive (loss), net	(1,973)	(4,827)	(7,700)
Total Shareholders' Equity	321,844	312,651	228,382
	$3,231,956	$3,093,335	$2,315,992

Common Shares Outstanding	33,136,152	33,136,592	25,984,488

Note: The balance sheet at December 31, 2014 has been derived from the audited financial statements at that date.

CONSOLIDATED QUARTERLY FINANCIAL DATA	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	QUARTERS
	2015	2014
(Dollars in thousands, except per share data)	First	Fourth	Third	Second	First
Net income (loss)	$5,859	$(1,517)	$2,996	$1,918	$2,299

Operating Ratios
Return on average assets-GAAP basis (2),(3)	0.75%	(0.20)%	0.52%	0.33%	0.41%
Return on average tangible assets (2),(3),(4)	0.79	(0.16)	0.54	0.36	0.43
Return on average shareholders' equity-GAAP basis (2),(3)	7.42	(1.89)	4.97	3.25	4.02
Efficiency ratio (5)	68.33	104.46	82.78	89.42	84.30
Noninterest income to total revenue	22.13	22.40	26.30	26.06	25.52

Net interest margin (1),(2)	3.62	3.56	3.17	3.10	3.07
Average equity to average assets	10.17	10.51	10.37	10.27	10.13

Credit Analysis
Net charge-offs (recoveries) - non-acquired loans	$(263)	$618	$(856)	$(112)	$(139)
Net charge-offs - acquired loans	46	-	-	-	-
Total net charge-offs (recoveries)	(217)	618	(856)	(112)	(139)

Net charge-offs (recoveries) to average loans - non-acquired loans	(0.06)%	0.14%	(0.25)%	(0.03)%	(0.04)%
Net charge-offs (recoveries) to average loans - acquired loans	0.01	-	-	-	-
Toral net charge-offs (recoveries) to average loans	(0.05)	0.14	(0.25)	(0.03)	(0.04)

Loan loss provision (recapture) - non-acquired loans	$292	$54	$(1,425)	$(1,444)	$(735)
Loan loss provision (recapture) - acquired loans	141	64	-	-	-
Total loan loss provision (recapture)	433	118	(1,425)	(1,444)	(735)

Allowance to loans at end of period - non-acquired loans	1.13%	1.14%	1.26%	1.36%	1.48%
Discount for credit losses to acquired loans at end of period	3.56%	3.56%	-%	-%	-%

Nonperforming loans - non-acquired loans	$16,860	$18,563	$18,942	$21,745	$26,220
Nonperforming loans - acquired loans	4,196	2,577	-	-	-
Other real estate owned - non-acquired	4,738	5,567	5,018	6,198	6,369
Other real estate owned - acquired	1,431	1,895	-	-	-
Total nonperforming assets	$27,225	$28,602	$23,960	$27,943	$32,589

Restructured loans (accruing)	$23,847	$24,997	$28,969	$28,157	$24,537

Purchased noncredit impaired loans	$296,839	$326,066	$-	$-	$-
Purchased credit impaired loans	7,119	7,814	-	-	-
Total acquired loans	$303,958	$333,880	$0	$0	$0

Nonperforming loans to loans at end of period - non-acquired loans	0.91%	1.02%	1.36%	1.63%	2.00%
Nonperforming loans to loans at end of period - acquired loans	0.23	0.14	-	-	-
Total nonperforming loans to loans at end of period	1.14%	1.16%	1.36%	1.63%	2.00%

Nonperforming assets to total assets - non-acquired	0.67%	0.78%	1.01%	1.22%	1.41%
Nonperforming assets to total assets - acquired	0.17	0.14	-	-	-
Total nonperforming assets to total assets	0.84	0.92	1.01	1.22	1.41

Per Share Common Stock
Net income (loss) diluted-GAAP basis	$0.18	$(0.05)	$0.12	$0.07	$0.09
Net income (loss) basic-GAAP basis	0.18	(0.05)	0.12	0.07	0.09

Cash dividends declared	0.00	0.00	0.00	0.00	0.00
Book value per share common	9.71	9.44	9.07	9.02	8.79

Average Balances
Total average assets	$3,151,132	$3,037,061	$2,305,799	$2,304,870	$2,286,998
Less: Intangible assets	31,221	33,803	237	422	629
Total average tangible assets	$3,119,911	$3,003,258	$2,305,562	$2,304,448	$2,286,369

Total average equity	$320,346	$319,233	$239,031	$236,632	$231,769
Less: Intangible assets	31,221	33,803	237	422	629
Total average tangible equity	$289,125	$285,430	$238,794	$236,210	$231,140

(1)	Calculated on a fully taxable equivalent basis using amortized cost.
(2)	These ratios are stated on an annualized basis and are not necessarily indicative of future periods.
(3)	The calculation of ROA and ROE do not include the mark-to-market unrealized gains (losses), because the unrealized gains (losses) are not included in net income (loss).
(4)	The Company believes that return on average assets and equity excluding the impacts of noncash amortization expense on intangible assets is a better measurement of the Company's trend in earnings growth.
(5)	Defined as (noninterest expense less foreclosed property expense and amortization of intangibles) divided by net operating revenue (net interest income on a fully taxable equivalent basis plus noninterest income excluding securities gains).

	March 31,	December 31,	March 31,
SECURITIES	2015	2014	2014

U.S. Treasury and U.S. Government Agencies	$3,863	$3,899	$100
Mortgage-backed	575,907	587,933	619,951
Collateralized loan obligations	126,375	125,225	32,215
Obligations of states and political subdivisions	24,087	24,318	6,246
Securities Available for Sale	730,232	741,375	658,512

Mortgage-backed	181,762	182,076	0
Collateralized loan obligations	41,299	25,828	0
Securities Held for Investment	223,061	207,904	-
Total Securities	$953,293	$949,279	$658,512

	March 31,	December 31,	March 31,
LOANS	2015	2014	2014

Construction and land development	$100,341	$87,036	$67,197
Real estate mortgage	1,532,522	1,524,044	1,121,027
Installment loans to individuals	57,239	52,897	44,601
Commercial and financial	164,050	157,396	79,401
Other loans	335	512	230
Total Loans	$1,854,487	$1,821,885	$1,312,456

AVERAGE BALANCES	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	QUARTER					Percent Change vs.
	2015	2014				4th Qtr	1st Qtr
(Dollars in thousands)	First	Fourth	Third	Second	First	2014	2014

Assets
Earning assets:
Securities:
Taxable	$939,015	$897,472	$698,274	$677,600	$653,646	4.6%	43.7%
Nontaxable	15,617	15,871	742	827	1,016	(1.6)	1437.1
Total Securities	954,632	913,343	699,016	678,427	654,662	4.5	45.8

Federal funds sold and other investments	92,934	63,690	98,711	153,410	188,048	45.9	(50.6)

Loans, net	1,848,965	1,794,423	1,365,978	1,338,415	1,307,796	3.0	41.4

Total Earning Assets	2,896,531	2,771,456	2,163,705	2,170,252	2,150,506	4.5	34.7

Allowance for loan losses	(17,385)	(18,723)	(17,972)	(19,784)	(20,205)	(7.1)	(14.0)
Cash and due from banks	63,689	88,745	44,172	35,735	37,186	(28.2)	71.3
Premises and equipment	46,605	47,379	34,717	34,948	34,731	(1.6)	34.2
Intangible assets	31,221	33,803	237	422	629	(7.6)	n/m
Bank owned life insurance	35,793	24,417	0	0	0	46.6	n/m
Other assets	94,678	89,984	80,940	83,297	84,151	5.2	12.5

	$3,151,132	$3,037,061	$2,305,799	$2,304,870	$2,286,998	3.8	37.8

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
NOW	$628,480	$585,895	$489,138	$498,285	$507,313	7.3%	23.9%
Savings deposits	268,041	263,066	212,479	205,686	197,300	1.9	35.9
Money market accounts	519,526	457,364	339,937	336,772	330,787	13.6	57.1
Time deposits	318,343	327,327	252,179	259,325	270,215	(2.7)	17.8

Federal funds purchased and other short term borrowings	212,123	227,806	153,696	150,108	155,656	(6.9)	36.3
Other borrowings	114,606	114,560	103,610	103,610	103,610	0.0	10.6

Total Interest-Bearing Liabilities	2,061,119	1,976,018	1,551,039	1,553,786	1,564,881	4.3	31.7

Demand deposits (noninterest-bearing)	753,620	728,410	506,478	505,892	481,048	3.5	56.7
Other liabilities	16,047	13,400	9,251	8,560	9,300	19.8	72.5
Total Liabilities	2,830,786	2,717,828	2,066,768	2,068,238	2,055,229	4.2	37.7

Shareholders' equity	320,346	319,233	239,031	236,632	231,769	0.3	38.2

	$3,151,132	$3,037,061	$2,305,799	$2,304,870	$2,286,998	3.8	37.8

n/m = not meaningful

AVERAGE YIELDS / RATES (1)	(Unaudited)

SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	QUARTER
	2015	2014
(Dollars in thousands)	First	Fourth	Third	Second	First

Assets
Earning assets:
Securities:
Taxable	2.09%	2.13%	2.09%	2.14%	2.10%
Nontaxable	5.89	5.90	7.01	6.77	6.69
Total Securities	2.15	2.19	2.10	2.15	2.11

Federal funds sold and other investments	1.09	1.82	0.85	0.64	0.58

Loans, net	4.84	4.67	4.26	4.24	4.29

Total Earning Assets	3.84	3.78	3.40	3.33	3.31

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
NOW	0.08	0.08	0.07	0.08	0.08
Savings deposits	0.06	0.06	0.04	0.04	0.05
Money market accounts	0.19	0.12	0.09	0.08	0.08
Time deposits	0.44	0.45	0.58	0.60	0.61
Federal funds purchased and other short term borrowings	0.19	0.17	0.18	0.17	0.17
Other borrowings	2.70	2.67	2.43	2.43	2.44

Total Interest-Bearing Liabilities	0.32	0.31	0.32	0.33	0.33

Interest expense as a % of earning assets	0.23	0.22	0.23	0.23	0.24
Net interest income as a % of earning assets	3.62	3.56	3.17	3.10	3.07

(1)	On a fully taxable equivalent basis. All yields and rates have been computed on an annualized basis using amortized cost. Fees on loans have been included in interest on loans. Nonaccrual loans are included in loan balances.

INTEREST INCOME / EXPENSE (1)	(Unaudited)

SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	QUARTER					Percent Change vs.
	2015	2014				4th Qtr	1st Qtr
(Dollars in thousands)	First	Fourth	Third	Second	First	2014	2014

Assets
Earning assets:
Securities:
Taxable	$4,898	$4,773	$3,656	$3,630	$3,434	2.6%	42.6%
Nontaxable	230	234	13	14	17	(1.7)	1,252.9
Total Securities	5,128	5,007	3,669	3,644	3,451	2.4	48.6

Federal funds sold and other investments	249	292	211	246	268	(14.7)	(7.1)

Loans, net	22,065	21,123	14,665	14,151	13,849	4.5	59.3

Total Earning Assets	27,442	26,422	18,545	18,041	17,568	3.9	56.2

Liabilities
Interest-bearing liabilities:
NOW	117	112	91	94	102	4.5	14.7
Savings deposits	39	42	24	23	24	(7.1)	62.5
Money market accounts	245	143	74	67	68	71.3	260.3
Time deposits	347	375	370	386	407	(7.5)	(14.7)
Federal funds purchased and
other short term borrowings	98	97	69	65	66	1.0	48.5
Other borrowings	762	770	635	627	624	(1.0)	22.1

Total Interest-Bearing Liabilities	1,608	1,539	1,263	1,262	1,291	4.5	24.6

Net interest income	25,834	24,883	17,282	16,779	16,277	3.8	58.7

(1) On a fully taxable equivalent basis. Fees on loans have been included in interest on loans

CONSOLIDATED QUARTERLY FINANCIAL DATA	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2015	2014
(Dollars in thousands)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter

Customer Relationship Funding (Period End)
Demand deposits (noninterest bearing)
Commercial	$546,876	$481,327	$301,630	$293,515	$291,221
Retail	191,262	190,120	162,392	167,172	173,698
Public funds	38,529	41,201	39,329	33,223	34,636
Other	16,669	12,590	18,650	15,888	14,370
	793,336	725,238	522,001	509,798	513,925

NOW accounts
Commercial	66,532	58,173	41,131	41,423	41,281
Retail	416,766	407,653	324,690	327,762	329,226
Public funds	151,556	186,527	114,006	124,742	134,191
	634,854	652,353	479,827	493,927	504,698

Total Transaction Accounts
Commercial	613,408	539,500	342,761	334,938	332,502
Retail	608,028	597,773	487,082	494,934	502,924
Public funds	190,085	227,728	153,335	157,965	168,827
Other	16,669	12,590	18,650	15,888	14,370
	1,428,190	1,377,591	1,001,828	1,003,725	1,018,623

Savings accounts	272,963	264,738	215,076	208,333	202,170

Money market accounts
Commercial	185,668	172,417	118,385	114,662	109,158
Retail	274,203	264,725	218,376	213,927	221,762
Public funds	136,729	13,030	7,965	6,657	6,488
	596,600	450,172	344,726	335,246	337,408

Time certificates of deposit	312,072	324,033	246,920	258,233	261,594
Total Deposits	$2,609,825	$2,416,534	$1,808,550	$1,805,537	$1,819,795

Sweep repurchase agreements	$170,023	$153,640	$124,436	$141,662	$156,136

Total core customer funding (1)	$2,467,776	$2,246,141	$1,686,066	$1,688,966	$1,714,337

(1) Total deposits and sweep repurchase agreements, excluding certificates of deposits.

QUARTERLY TRENDS - LOANS AT END OF PERIOD (Dollars in Millions)

SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2015	2014
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
Installment loans to individuals
Automobile and trucks	$10.0	$7.8	$6.6	$6.1	$6.2
Marine loans	28.7	26.2	24.4	23.3	20.8
Other	18.5	18.9	16.6	15.8	17.6
	57.2	52.9	47.6	45.2	44.6
Construction and land development to individuals
Lot loans	16.0	15.5	13.3	13.1	13.3
Construction	23.0	18.2	17.0	16.7	24.4
	39.0	33.7	30.3	29.8	37.7
Residential real estate
Adjustable	436.3	441.2	417.0	407.7	392.5
Fixed rate	93.0	93.9	92.2	91.0	89.8
Home equity mortgages	69.6	71.8	52.1	54.9	60.6
Home equity lines	84.7	80.0	62.0	53.2	49.7
	683.6	686.9	623.3	606.8	592.6

TOTAL CONSUMER	779.8	773.5	701.2	681.8	674.9

Commercial & financial	164.1	157.4	91.3	87.3	79.4

Construction and land development for commercial
Residential
Single family residences	9.1	6.8	4.8	5.1	1.8
Single family land and lots	5.9	6.1	4.3	4.5	4.7
Townhomes	1.1	0.3	-	1.1	0.5
Multifamily	2.8	3.0	3.5	3.5	3.6
	18.9	16.2	12.6	14.2	10.6
Commercial
Office buildings	2.8	1.6	-	-	-
Retail trade	1.0	0.7	2.5	2.4	2.9
Restaurant	1.0	-	-	-	-
Land	20.9	18.2	4.2	4.1	4.4
Healthcare	-	-	-	-	7.1
Churches and educational facilities	1.7	2.9	1.0	1.6	1.1
Lodging	7.1	7.1	6.9	5.2	3.4
Convenience stores	3.5	3.2	0.3	0.1	-
Industrial buildings	2.3	2.7	-	-	-
Auto and RV dealerships	0.3	0.3	-	-	-
Other	1.9	0.4	-	-	-
	42.5	37.1	14.9	13.4	18.9

Total construction and land development	61.4	53.3	27.5	27.6	29.5

Commercial real estate
Office buildings	239.3	235.7	127.1	122.8	120.0
Retail trade	201.8	205.5	163.4	142.8	142.0
Industrial	164.5	157.3	89.6	82.2	76.7
Healthcare	50.9	50.6	40.7	41.6	44.1
Churches and educational facilities	27.1	26.1	26.0	26.7	26.9
Recreation	3.2	3.2	3.3	3.3	2.4
Multifamily	17.1	17.4	17.0	18.7	17.2
Mobile home parks	1.6	1.7	1.7	1.7	1.8
Lodging	16.7	16.9	16.9	17.0	16.9
Restaurant	5.5	3.3	3.3	3.9	3.7
Agricultural	2.4	2.6	2.6	4.6	4.7
Convenience stores	20.7	21.2	23.3	20.9	22.0
Marina	18.3	18.5	18.6	18.5	20.6
Other	79.8	77.2	37.2	33.5	29.4
	848.9	837.2	570.7	538.2	528.4

TOTAL COMMERCIAL	1,074.4	1,047.9	689.5	653.1	637.3

Other	0.3	0.5	0.4	0.3	0.2
	$1,854.5	$1,821.9	$1,391.1	$1,335.2	$1,312.4

QUARTERLY TRENDS - INCREASE (DECREASE) IN LOANS BY QUARTER (Dollars in Millions)

SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2015	2014
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
Installment loans to individuals
Automobile and trucks	$2.2	$1.2	$0.5	$(0.1)	$(0.4)
Marine loans	2.5	1.8	1.1	2.5	0.6
Other	(0.4)	2.3	0.8	(1.8)	(0.3)
	4.3	5.3	2.4	0.6	(0.1)
Construction and land development to individuals
Lot loans	0.5	2.2	0.2	(0.2)	0.4
Construction	4.8	1.2	0.3	(7.7)	3.1
	5.3	3.4	0.5	(7.9)	3.5
Residential real estate
Adjustable	(4.9)	24.2	9.3	15.2	0.6
Fixed rate	(0.9)	1.7	1.2	1.2	(1.3)
Home equity mortgages	(2.2)	19.7	(2.8)	(5.7)	(1.4)
Home equity lines	4.7	18.0	8.8	3.5	2.0
	(3.3)	63.6	16.5	14.2	(0.1)

TOTAL CONSUMER	6.3	72.3	19.4	6.9	3.3

Commercial & financial	6.7	66.1	4.0	7.9	0.8

Construction and land development for commercial
Residential
Single family residences	2.3	2.0	(0.3)	3.3	(0.2)
Single family land and lots	(0.2)	1.8	(0.2)	(0.2)	(0.2)
Townhomes	0.8	0.3	(1.1)	0.6	0.5
Multifamily	(0.2)	(0.5)	-	(0.1)	(0.1)
	2.7	3.6	(1.6)	3.6	0.0
Commercial
Office buildings	1.2	1.6	-	-	-
Retail trade	0.3	(1.8)	0.1	(0.5)	(4.8)
Restaurant	1.0	-	-	-	-
Land	2.7	14.0	0.1	(0.3)	(0.5)
Healthcare	-	-	-	(7.1)	1.7
Churches and educational facilities	(1.2)	1.9	(0.6)	0.5	(2.7)
Lodging	-	0.2	1.7	1.8	2.5
Convenience stores	0.3	2.9	0.2	0.1	-
Industrial buildings	(0.4)	2.7	-	-	-
Auto and RV dealerships	-	0.3	-	-	-
Other	1.5	0.4	-	-	-
	5.4	22.2	1.5	(5.5)	(3.8)

Total construction and land development	8.1	25.8	(0.1)	(1.9)	(3.8)

Commercial real estate
Office buildings	3.6	108.6	4.3	2.8	1.3
Retail trade	(3.7)	42.1	20.6	0.8	11.4
Industrial	7.2	67.7	7.4	5.5	(4.4)
Healthcare	0.3	9.9	(0.9)	(2.5)	(1.4)
Churches and educational facilities	1.0	0.1	(0.7)	(0.2)	1.6
Recreation	-	(0.1)	-	0.9	(0.1)
Multifamily	(0.3)	0.4	(1.7)	1.5	0.4
Mobile home parks	(0.1)	-	-	(0.1)	(0.1)
Lodging	(0.2)	-	(0.1)	0.1	(0.2)
Restaurant	2.2	-	(0.6)	0.2	-
Agricultural	(0.2)	-	(2.0)	(0.1)	(2.3)
Convenience stores	(0.5)	(2.1)	2.4	(1.1)	1.2
Marina	(0.2)	(0.1)	0.1	(2.1)	(0.7)
Other	2.6	40.0	3.7	4.1	1.3
	11.7	266.5	32.5	9.8	8.0

TOTAL COMMERCIAL	26.5	358.4	36.4	15.8	5.0

Other	(0.2)	0.1	0.1	0.1	(0.1)
	$32.6	$430.8	$55.9	$22.8	$8.2